SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2005

MERCANTILE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203

(Address of principal executive offices) (Zip Code)

(410) 237-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 14, 2005, the boards of directors of Mercantile Bankshares Corporation (the “Company”) and Mercantile-Safe Deposit and Trust Company (the “Bank”) approved an Amended and Restated Executive Employment Agreement among the Company, the Bank and Jay M. Wilson, pursuant to which Mr. Wilson serves as Vice Chairman of the Company and as Chairman and Chief Executive Officer of Investment and Wealth Management of the Company and the Bank, and an Amended and Restated Executive Severance Agreement among the Company, the Bank and Mr. Wilson.   The amended and restated agreements are effective as of June 14, 2005.

The following summary of the amendments material to the Company is qualified by reference to the amended and restated agreements which are filed as exhibits to this report and incorporated by reference herein.

The material amendments reflected in the Amended and Restated Executive Employment Agreement (i) add a new provision relating to circumstances under which Mr. Wilson may be deemed to have resigned for Good Reason (as defined in the agreement); (ii) add a new provision that requires 60 day’s notice before the employer’s termination of Mr. Wilson’s employment without Good Cause (as defined in the agreement); (iii) modify the definition of disability; (iv) add new provisions that more specifically describe the obligations of the Company and the Bank as employer, and payments due to Mr. Wilson, under the agreement in the event Mr. Wilson’s employment is terminated for any reason; and (v) permit Mr. Wilson to engage in the business of furnishing investment advice or investment management services upon termination of employment without violating the non-competition provision of the agreement.  In all other respects, the material provisions of the Amended and Restated Executive Employment Agreement are as summarized in the Company’s Current Report on Form 8-K filed January 14, 2005.

The Amended and Restated Executive Employment Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

The material amendments reflected in the Amended and Restated Executive Severance Agreement (i) make clear that compensation will be payable pursuant to the terms of the agreement only if a Change of Control (as defined in the agreement) actually has been consummated or made effective; (ii) clarify the meaning of the “Effective Date” of a Change of Control, as defined in the agreement; and (iii) add a provision for a gross-up payment to be made to Mr. Wilson in the event any tax is imposed under Section 409A of the Internal Revenue Code of 1986, as amended, upon a payment or distribution to or for the benefit of Mr. Wilson.  In all other respects, the material provisions of the Amended and Restated Executive Severance Agreement are as summarized in the Company’s Current Report on Form 8-K filed January 14, 2005.

The Amended and Restated Executive Severance Agreement is filed with this report as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01. Financial Statements, and Exhibits.

 (c)      Exhibits.

   10.1      Amended and Restated Executive Employment Agreement dated June 14, 2005 among the Company, the Bank and Jay M. Wilson

   10.2      Amended and Restated Executive Severance Agreement dated June 14, 2005 among the Company the Bank and Jay M. Wilson

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mercantile Bankshares Corporation
(Registrant)

Date: June 17, 2005	/s/ Terry L. Troupe
Terry L. Troupe
Chief Financial Officer and
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement dated June 14, 2005 among the Company, the Bank and Jay M. Wilson

10.2	Amended and Restated Executive Severance Agreement dated June 14, 2005 among the Company, the Bank and Jay M. Wilson